EXHIBIT B

Information with respect to Transactions Effected During the Past Sixty Days

Except as otherwise specified, all of the below transactions in the Common Stock were traded in the ordinary course over The NASDAQ Global Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
5/25/2017	Purchase	964,604	$12.00	(1)
5/25/2017	Purchase	115,752	$15.59	(2)
5/26/2017	Purchase	190,871	$16.27	(3)
5/30/2017	Purchase	48,221	$18.16	(4)
5/31/2017	Purchase	96,473	$17.76	(5)
6/1/2017	Purchase	55,627	$17.93	(6)
6/2/2017	Purchase	52,567	$17.92	(7)
6/5/2017	Purchase	111,281	$19.07	(8)
6/6/2017	Purchase	96,556	$20.07	(9)
6/7/2017	Purchase	62,832	$19.12	(10)
6/8/2017	Purchase	38,812	$19.51	(11)
6/9/2017	Purchase	23,845	$18.76	(12)
6/12/2017	Purchase	41,313	$18.32	(13)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transactions.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
5/25/2017	Purchase	35,396	$12.00	(1)
5/25/2017	Purchase	4,248	$15.59	(2)
5/26/2017	Purchase	7,004	$16.27	(3)
5/30/2017	Purchase	1,779	$18.16	(4)
5/31/2017	Purchase	3,527	$17.76	(5)
6/1/2017	Purchase	1,959	$17.93	(6)
6/2/2017	Purchase	1,930	$17.92	(7)
6/5/2017	Purchase	4,165	$19.07	(8)
6/6/2017	Purchase	3,444	$20.07	(9)
6/7/2017	Purchase	2,307	$19.12	(10)
6/8/2017	Purchase	1,409	$19.51	(11)
6/9/2017	Purchase	877	$18.76	(12)
6/12/2017	Purchase	1,512	$18.32	(13)

(1)	Purchased in the Issuer’s initial public offering, which closed on May 31, 2017.
(2)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.00 to $16.49. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(3)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $15.24 to $17.25. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(4)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.93 to $18.25. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(5)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.45 to $18.10. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.33 to $18.25. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(7)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.71 to $18.10. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(8)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.78 to $19.33. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(9)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.51 to $20.50. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(10)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.75 to $19.25. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(11)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.15 to $19.75. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(12)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.50 to $18.93. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.
(13)	The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.90 to $18.50. The Reporting Person undertakes to provide, upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.